UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K/A

(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): August 1, 2026

Flutter Entertainment plc

(Exact Name of Registrant as Specified in its Charter)

Ireland	001-37403	98-1782229
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

One Madison Avenue New York, New York	10010
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (646) 930-0950

(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Ordinary Shares, nominal value of €0.09 per share	FLUT	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

EXPLANATORY NOTE

As previously reported on a Form 8-K filed by Flutter Entertainment plc (the “Company” or “Flutter”) with the Securities and Exchange Commission on August 5, 2026 (the “Original Form 8-K”), the Company appointed Dan Taylor as the Company’s next Chief Executive Officer and a member of the Board of Directors (the “Board”), effective October 1, 2026. This Amendment No. 1 is being filed to disclose Mr. Taylor’s compensation arrangements, which had not been determined at the time the Original Form 8-K was filed. This Amendment No. 1 makes no other amendments to the Original Form 8-K.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Service Agreement with Mr. Taylor

In connection with his appointment, on October 1, 2026, Flutter Services UK Limited and Flutter Entertainment UK Limited (each, subsidiaries of the Company) entered into a new Service Agreement, Offer Letter and a director appointment letter with Mr. Taylor, pursuant to which he will be entitled to receive a base salary of $1,140,000 per year and a $110,000 directorship fee (together, the “Total Salary”). For 2027, Mr. Taylor will be eligible to receive a discretionary annual incentive with a target opportunity of 200% of Total Salary (and a maximum opportunity of 400% of Total Salary), a grant of restricted stock units (“RSUs”) with a grant date fair value of 290% of Total Salary scheduled to vest in three equal installments on September 1, 2028, September 1, 2029 and September 1, 2030 subject to continued employment, and performance stock units (“PSUs”) with a grant date fair value of 870% of Total Salary scheduled to vest on September 1, 2030 subject to continued employment and achievement of performance targets which will be set by the Compensation & Human Resources (“C&HR”) Committee of the Board and communicated in 2027 (with potential maximum vesting at 1,740% of Total Salary in the case of the PSUs). Mr. Taylor will also receive a one-time grant of a promotional equity award consisting of RSUs to the value of $2,083,131 and PSUs to the value of $6,249,394. These promotional equity RSUs are scheduled to vest in three equal instalments on September 1, 2027, September 1, 2028, and September 1, 2029, subject to continued employment and promotional equity PSUs are scheduled to vest on September 1, 2029, subject to continued employment and achievement of the performance targets set for the 2026 PSU cycle. Mr. Taylor will be subject to a shareholding requirement equal to 600% of Total Salary. Mr. Taylor will receive Company funded pension contributions (or the equivalent value in cash) of 5% of Total Salary.

Mr. Taylor will bear the cost of his own worldwide taxes, and the Company will not provide tax equalization payments. Flutter will arrange and pay for reasonable personal tax return support and reasonable advice in respect of Mr. Taylor’s US, UK and Irish tax returns in connection with his employment.

Under the terms of the Service Agreement, Mr. Taylor may terminate his employment by providing the Company with 12 months’ written notice, and the Company may terminate Mr. Taylor’s employment by providing him with 3 months’ written notice (or payment in lieu of such notice).

The foregoing description of the Service Agreement, Offer Letter and director appointment letter is a summary and is qualified in its entirety by reference to the corresponding agreement, which will be filed as an exhibit to Flutter’s Quarterly Report on Form 10-Q for the quarter ending September 30, 2026.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Flutter Entertainment plc
(Registrant)

Date: October 1, 2026	By:	/s/ Edward Traynor
	Name:	Edward Traynor
	Title:	Company Secretary